Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06130, 333-12621, 333-06504, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014, 333-87810, 333-100097, 333-100144, 333-100115, 333-103320, 333-103323, 333-106487, 333-111131, 333-129437, and 333-129438) of Activision, Inc. of our report dated June 9, 2006, except for the restatement described in Note 2 to the consolidated financial statements and the matter described in the third paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is May 25, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Activision, Inc’s Annual Report on Form 10-K/A for the year ended March 31, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 7, 2007